ASB FINANCIAL CORP.
                     1995 STOCK OPTION AND INCENTIVE PLAN


     1. Purpose. The purpose of the ASB Financial Corp. 1995 Stock Option and Incentive Plan (this "Plan") is to promote and advance the interests of ASB Financial Corp. (the "Company") and its shareholders by enabling the Company to attract, retain and reward directors, managerial and other key employees of the Company and any Subsidiary (hereinafter defined), and to strengthen the mutuality of interests between such directors and employees and the Company's shareholders, by providing such persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

     2. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

          (a) "Award" or "Awards" means an award or grant made to a Participant under Section 6 of this Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal  Revenue Code of 1986, as amended,  or
     any   successor   thereto,   together   with   rules,   regulations   and
     interpretations promulgated thereunder.

          (d) "Committee" means the Committee of the Board constituted as provided in Section 3 of this Plan.

          (e) "Common Shares" means the common shares, without par value, of the Company or any security of the Company issued in substitution, in exchange or in lieu thereof.

          (f) "Company" means ASB Financial Corp., an Ohio corporation, or any successor corporation.

          (g) "Employment" means regular employment with the Company or a Subsidiary and does not include service as a director only.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

          (i) "Fair Market Value" shall be determined as follows:

                    (i) If the Common Shares are traded on a national securities exchange at the time of grant of the Stock Option, then the Fair Market Value shall be the average of the highest and the lowest selling price on such exchange on the date such Stock Option is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

                    (ii) If the  Common  Shares  are not  listed on a national securities exchange at the time of the grant of the Stock Option, then the Fair Market Value shall be the mean between the closing high bid and low asked quotation with respect to a Common Share on such date on The Nasdaq Stock Market.

                    (iii) If the  Common  Shares  are not traded on a national securities exchange or quoted on The Nasdaq Stock Market, then the Fair Market Value shall be as determined by the Committee.

          (j) "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of this Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

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          (k)  "Non-Qualified  Stock  Option"  means any Stock Option  granted pursuant to the provisions of Section 6 of this Plan that is not an Incentive Stock Option.

          (l) "OTS" means the Office of Thrift Supervision, Department of the Treasury.

          (m) "Participant" means an employee or director of the Company or a Subsidiary who is granted an Award under this Plan. Notwithstanding the foregoing, for the purposes of the granting of any Incentive Stock Option under this Plan, the term "Participant" shall include only employees of the Company or a Subsidiary.

          (n) "Plan" means the ASB Financial Corp. 1995 Stock Option and Incentive Plan, as set forth herein and as it may be hereafter amended from time to time.

          (o) "Stock Option" means an Award to purchase Common Shares granted pursuant to the provisions of Section 6 of this Plan.

          (p) "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power, and includes, without limitation, American Savings Bank, fsb.

          (q) "Terminated for Cause" has the meaning set forth in Section 12(c) of this Plan.

     3. Administration.

          (a) This Plan shall be administered by the Committee to be comprised of not less than three of the members of the Board who are not employees of the Company, to be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by the unanimous consent of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

          (b) The Committee is authorized to construe and interpret this Plan; to promulgate, amend and rescind rules and regulations relating to the implementation of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of this Plan shall be final, conclusive and binding upon all persons participating in this Plan and any person validly claiming under or through persons participating in this Plan. The Company shall effect the granting of Awards under this Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

     4. Duration of, and Common Shares Subject to, this Plan.

          (a) TERM. This Plan shall terminate on the date which is ten (10) years from the date on which this Plan is adopted by the Board, except with respect to Awards then outstanding. Notwithstanding the foregoing, no Incentive Stock Option may be granted under this Plan after the date which is ten (10) years from the date on which this Plan is adopted by the Board or the date on which this Plan is approved by the shareholders of the Company, whichever is earlier.

          (b) COMMON SHARES SUBJECT TO PLAN. The maximum number of Common Shares in respect of which Awards may be granted under this Plan, subject to adjustment as provided in Section 9 of this Plan, shall be ten percent (10%) of the total Common Shares sold in connection with the conversion of American Savings Bank, fsb (formerly known as American Savings Association) from mutual to stock form. In addition, no more than 25% of the shares subject to Awards may be awarded to any individual, no more than 5% of such shares may be awarded to any non-employee director and no more than 30% of such shares may be awarded to non-employee directors in the aggregate.


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     For the purpose of computing the total number of Common Shares  available for Awards under this Plan, there shall be counted against the foregoing limitations the number of Common Shares subject to issuance upon exercise or settlement of Awards as of the dates on which such Awards are granted. If any Awards are forfeited, terminated, expire unexercised, or exchanged for other Awards, the Common Shares which were theretofore subject to such Awards shall again be available for Awards under this Plan to the extent of such forfeiture or expiration of such Awards.

     Common Shares which may be issued under this Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares shall be issued under this Plan.

     5. Eligibility and Grants. Persons eligible for Awards under this Plan shall consist of directors and managerial and other key employees of the Company or a Subsidiary who hold positions with significant responsibilities or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Company or a Subsidiary. In selecting the directors and employees to whom Stock Options will be awarded and the number of shares subject to such Stock Options, the Committee shall consider the position, duties and responsibilities of the eligible directors and employees, the value of their services to the Company and the Subsidiaries and any other factors the Committee may deem relevant.

     6. Stock Options. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options, and such Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee shall deem desirable:

          (a) GRANT. Stock Options may be granted under this Plan on terms and conditions not inconsistent with the provisions of this Plan and in such form as the Committee may from time to time approve.

          (b) STOCK OPTION PRICE. The option exercise price per Common Share purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that in no event shall the exercise price of a Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Shares on the date of the grant of such Stock Option. Notwithstanding the foregoing, in the case of a Participant who owns Common Shares representing more than ten percent (10%) of the outstanding Common Shares at the time the Incentive Stock Option is granted, the option exercise price shall in no event be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Shares at the time the Incentive Stock Option is granted.

          (c) STOCK OPTION TERMS. Subject to the right of the Company to provide for earlier termination in the event of any merger, acquisition or consolidation involving the Company, the term of each Stock Option shall be fixed by the Committee; except that the term of Incentive Stock Options will not exceed ten (10) years after the date the Incentive Stock Option is granted; provided, however, that in the case of a Participant who owns a number of Common Shares representing more than ten percent (10%) of the Common Shares outstanding at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five (5) years.

          (d) EXERCISABILITY. Except as set forth in Section 6(f) of this Plan, Stock Options awarded under this Plan shall become exercisable at the rate of one-fifth of the Award per year commencing on the date that is one year after the date of the grant of the Award and shall be subject to such other terms and conditions as shall be determined by the Committee at the date of grant.

          (e) METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, in Common Shares already owned by the Participant, or by surrendering outstanding Awards. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell Common Shares thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

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          (f) SPECIAL RULE FOR INCENTIVE STOCK OPTIONS.  With respect to Stock
     Options granted under this Plan, to the extent the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable under all plans of the Company or a Subsidiary for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code, such Stock Options shall be Non-Qualified Stock Options to the extent of such excess.

     7. Termination of Employment or Directorship. Except in the event of the death or disability of a Participant, upon the resignation, removal of retirement from the Board of Directors of any Participant who is a director of the Company or any Subsidiary or upon the termination of Employment of a Participant who is not a director of the Company or any Subsidiary, any option which has not yet become exercisable shall thereupon terminate and be of no further force or effect.

     8. Non-transferability of Awards. No Award under this Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative.

     9. Adjustments Upon Changes in Capitalization.

          (a) The existence of this Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger, acquisition or consolidation of the Company, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Stock Option outstanding at the time of such corporate transaction or which would involve the termination of all Stock Options outstanding at the time of such corporate transaction.

          (b) In the event of any change in capitalization affecting the Common Shares of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Common Shares for which Awards in respect thereof may be granted under this Plan, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Award, and the price per share in respect of outstanding Awards.

          (c) The Committee may also make such adjustments in the number of shares covered by, and the price or other value of, any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders. In the event that another corporation or business entity is being acquired by the Company, and the Company agrees to assume outstanding employee stock options and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of Common Shares available for Awards under Section 4 of this Plan may be increased accordingly.

     10. Amendment and Termination of this Plan. Without further approval of the shareholders, the Board may at any time terminate this Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of Common Shares which may be issued under this Plan (except for adjustments pursuant to Section 9 of this Plan), (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) materially increase the benefits accruing to Participants under this Plan. The above notwithstanding, the Board may amend this Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

     11. Modification of Options. The Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Stock Option which the Board believes to be in the best interests of the Company; provided, however, that no such modification, extension or


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renewal  shall  confer on the holder of such Stock Option any right or benefit which could not be conferred on him by the grant of a new Stock Option at such time and shall not materially decrease the Participant's benefits under the Stock Option without the consent of the holder of the Stock Option, except as otherwise permitted under this Plan.

     12. Miscellaneous.

          (a) TAX WITHHOLDING. The Company shall have the right to deduct from any settlement, including the delivery or vesting of Common Shares, made under this Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

          (b) NO RIGHT TO EMPLOYMENT. Neither the adoption of this Plan nor the granting of any Award shall confer upon any employee of the Company or a Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

          (c) ANNULMENT OF AWARDS. The grant of any Award under this Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Award payable in Common Shares is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the Employment or the directorship of a Participant is
     Terminated for Cause (hereinafter defined), any Award which is provisional shall be annulled as of the date of such termination for cause. For the purpose of this Section 12(c), the term "Terminated for Cause" means any removal of a director or discharge of an employee for the personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profits, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses), a material violation of a final cease-and-desist order or any other action of a director or employee which results in a substantial financial loss to the Company or a Subsidiary.

          (d) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under this Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. This Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward directors and employees for their service with the Company and its Subsidiaries.

          (e) SECURITIES LAW RESTRICTIONS. No Common Shares shall be issued under this Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (f) AWARD AGREEMENT. Each Participant receiving an Award under this Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

          (g) COST OF PLAN. The costs and expenses of administering this Plan shall be borne by the Company.

          (h) GOVERNING LAW. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that federal law shall be deemed applicable.

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          (i) EFFECTIVE  DATE.  This Plan shall be effective upon the later of adoption by the Board and approval by the Company's shareholders.





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